UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawinskylaan 913 Tower A, Level 9 1077 XX Amsterdam The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange
Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 29, 2020, Core Laboratories N.V. (the “Company”) issued a press release announcing its financial results for the fourth quarter of 2019 and the year ending December 31, 2019. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

The information in this Report and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of David Demshur

On January 29, 2020, the Company announced that, effective as of the conclusion of the 2020 annual shareholders’ meeting on May 20, 2020 (the “2020 Annual Meeting”), David Demshur has informed the Supervisory Board of Directors of the Company (the “Supervisory Board”) that he will retire from his role as Chief Executive Officer and Chairman of the Supervisory Board. He will not seek re-election to the Supervisory Board at the 2020 Annual Meeting. Mr. Demshur will remain employed by the Company to support the transition until his retirement on December 31, 2020.

Mr. Demshur’s retirement is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Lawrence Bruno

Effective May 20, 2020, Lawrence Bruno, age 60, will succeed Mr. Demshur as the Chairman of the Supervisory Board and Chief Executive Officer. Mr. Bruno is currently a member of the Company’s Supervisory Board and serves as President and Chief Operating Officer. Mr. Bruno has been in the industry for more than 35 years and with the Company for more than 21 years. On January 1, 2019, Mr. Bruno assumed the position of Chief Operating Officer after becoming the President of the Company on February 1, 2018. As President and Chief Operating Officer, Mr. Bruno has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement. Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry, and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Mr. Bruno received a Master of Science degree in Geology from the University of Houston in 1987.

Further information regarding the terms of any amendment to Mr. Bruno’s employment arrangements in connection with his promotion called for by Item 5.02(c)(3) is not yet determined at this time. The Company will provide such information, if any, in an amendment to this Form 8-K within four business days after the information is determined or becomes available.

There is no arrangement or understanding between Mr. Bruno and any other person pursuant to which Mr. Bruno was selected as an officer of the Company. Mr. Bruno has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions between the Company and Mr. Bruno that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1Press release issued on January 29, 2020 *

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

CORE LABORATORIES N.V.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press release issued on January 29, 2020 *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: January 29, 2020	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer